CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President, Corporate Communications and Public Relations
(781) 741-4019

Cara O’Brien - Investor Relations
Stephanie Sampiere - Media Relations
Financial Dynamics
(212) 850-5600

TALBOTS DECEMBER COMPARABLE STORE SALES
DECREASE 3.8%, PRIMARILY DUE TO LOW INVENTORIES

As Previously Stated, Company Expects Fourth Quarter Earnings Per Share Below
Last Year’s Level, With Current Outlook in the Range of $0.37 to $0.41

        Hingham, MA, January 8, 2004 – The Talbots, Inc. (NYSE: TLB) today announced total Company sales for fiscal December, the five weeks ended January 3, 2004, decreased 1% to $200.1 million from $201.9 million for the five weeks ended January 4, 2003. Comparable store sales decreased 3.8% for the month. Year-to-date sales for the forty-eight weeks ended January 3, 2004 increased 2% to $1,518.9 million from $1,484.1 million for the forty-eight weeks ended January 4, 2003. Comparable store sales decreased 3.2% for the forty-eight-week period.

        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “Despite strongly positive regular-price comparable sales in December of our new spring merchandise, we believe that soft sales of our late fall and holiday goods were significantly impacted by extremely low levels of inventory. These low inventory levels also significantly affected our catalog business. Further, with January the month in which we liquidate the vast majority of our fall and holiday merchandise for our semi-annual sale, we anticipate that these weaker markdown sales trends will continue throughout the remainder of the period.”

(continued)

Page 2.

        “In retrospect, we believe that our inventories were too lean in the fourth quarter, which ultimately limited our sales potential. However, at the time we finalized our fall/holiday inventory commitments, given the sales trends that we had been experiencing and the uncertain retail environment, we feel it was the appropriate business decision to minimize our downside risk,” continued Mr. Zetcher.

        “As previously stated, our expectation for fourth quarter earnings per share was to be below last year’s level. Given our December results and anticipated January performance, our current outlook for fourth quarter earnings per diluted share is in the range of $0.37 to $0.41, compared to the $0.48 reported last year,” continued Mr. Zetcher.

        “Looking ahead to the spring, we are pleased with the early positive response to our new merchandise offering in both stores and catalog and are hopeful that these improved sales trends will continue going forward. We are increasing our inventory levels in anticipation of stronger customer demand and will also be supporting our new assortments with an expanded spring marketing program. Overall, we feel well positioned for a successful spring selling season,” concluded Mr. Zetcher.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s, and men’s classic apparel, shoes and accessories. The Company currently operates 969 stores – 491 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 265 Talbots Petites stores, including two Talbots Petites stores in Canada; 41 Talbots Accessories & Shoes stores; 67 Talbots Kids stores; 74 Talbots Woman stores, including one Talbots Woman store in Canada; six Talbots Mens stores; one Talbots Collection store; and 24 Talbots Outlet stores. Its catalog operation expects to circulate approximately 47 million catalogs worldwide in fiscal 2003. Talbots on-line shopping site is located at www.talbots.com.

        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

(continued)

Page 3.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. Our forward looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

TALBOTS ANNOUNCES DECEMBER SALES MESSAGE POINTS JANUARY 8, 2004

•	The following pre-recorded comments covering December sales results include forward-looking statements relating to the Company’s expectations and beliefs concerning our future business and financial performance. These forward-looking statements are based on various assumptions and projections and are subject to substantial risks and uncertainties. Actual results may differ materially. For further details, please review the risk factors and cautionary statements in this morning’s sales release as well as in our SEC periodic reports, including our Form 10-K and Form 10-Qs. We’ll also conclude these pre-recorded comments with a forward-looking cautionary statement.

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our December sales results. Please note that my prepared remarks will conclude with the full forward-looking statement disclaimer.

•	This morning we announced total Company sales for fiscal December, the five weeks ended January 3, 2004, decreased 1% to $200.1 million from $201.9 million for the five weeks ended January 4, 2003. Comparable store sales decreased 3.8% for the month.

•	Year-to-date sales for the forty-eight weeks ended January 3, 2004 increased 2% to $1,518.9 million from $1,484.1 million for the forty-eight weeks ended January 4, 2003. Comparable store sales decreased 3.2% for the forty-eight week period.

•	Comparable store sales by concept for the month and year-to-date were as follows: Our U.S. Misses stores were down 4% for the month and down 4% for the year-to-date; our U.S. Petites stores were down 3% for the month and down 1% for the year-to-date. Kids stores were down 6% for the month and down 6% for the year-to-date, and finally, our Accessories & Shoes stores decreased 1% for the month and decreased 7% year-to-date.

•	Moving to comp performance by region: The Northeast was down 3% for the month and down 4% for the year-to-date; the South decreased 4% for the month and decreased 2% for the year-to-date; the Midwest was down 5% for the month and down 3% for the year-to-date; and finally, the West was down 5% for the month and down 3% for the year-to-date.

•	As stated in our press release this morning, despite strongly positive regular-price comparable sales in December of our new spring merchandise, we believe that soft sales of our late fall and holiday goods were significantly impacted by extremely low levels of inventory. These low inventory levels also significantly affected our catalog business.

•	Further, with January the month in which we liquidate the vast majority of our fall and holiday merchandise for our semi-annual sale, we anticipate that these weaker markdown sales trends will continue throughout the remainder of the period. Given this, our current expectation for January comparable store sales is for negative low to mid single digits.

•	In retrospect, we believe that our inventories were too lean in the fourth quarter, which ultimately limited our sales potential. However, at the time we finalized our fall and holiday inventory commitments, given the sales trends that we had been experiencing and the uncertain retail environment, we feel it was the appropriate business decision to minimize our downside risk.

•	In terms of catalog, our early spring book is currently performing well above plan. Additionally, the Internet portion of this business, which is included in catalog continues to grow, and was up approximately 10% in December over the prior year.

•	In our Kids business, full price sales performed above plan in December. However, we did not anniversary a post-Thanksgiving markdown event in our stores this year, which did have an impact on markdown sales during the period.

•	In the month of December, sales of gift certificates were up 11% over last year, with the vast majority of that increase taking place in weeks four and five of the month.

•	Turning to the status of our inventories, inventory per square foot at the end of December for our U.S. Misses and Petites retail business was down 18%, partially due to later planned receipts of spring goods. Inventories on a per square foot basis at the end of January will also be down in the high teens, as expected and also partially due to later planned receipts of spring goods. For the spring season however, we will be increasing our inventory levels and our current plan is for inventories to be up low single digits on a per square foot basis at the end of the first quarter and the full spring season.

•	In terms of our spring merchandise, our customer is showing strong interest in casual, particularly in tops, pants and knits. In our refined sportswear business, woven matte jersey and spring quilted items were both strong sellers. Overall, novelty and newness continue to be in demand.

•	We are pleased with the early positive response to our new merchandise offering in both stores and catalog and are hopeful that these improved sales trends will continue going forward. We are increasing our inventory levels in anticipation of stronger customer demand and will also be supporting our new assortments with an expanded spring marketing program.

•	Turning to the full fourth quarter, as we previously stated, our expectation for fourth quarter earnings per share was to be below last year’s level. Given our December results and anticipated January performance, our current outlook for fourth quarter earnings per diluted share is in the range of $0.37 to $0.41, compared to the $0.48 reported last year.

•	Overall, we feel well positioned for a successful spring selling season.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. Our forward looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preference, and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.